UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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GENERAL MOTORS COMPANY

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For Immediate Release: Tuesday, May 23, 2017

Statement in Response to Inquiries

DETROIT – The record is clear: GM’s Board of Directors and management are driving a plan of fundamental change that is working. Our plan has delivered value, including three years of record results, and we expect it to return approximately $25 billion to shareholders from 2012 through the end of 2017. Our Total Return to Shareholders outperformed our global automotive peers in 2016.

Greenlight continues to distort and misrepresent the transformational change and outstanding results that are delivering value, including returning approximately $7 billion to GM shareholders this year alone.

Our Board of Directors is composed of outstanding leaders who not only embrace change, they actively seek out input and constructive ideas. In contrast, and as Greenlight continues to point out, it has put forth its board candidates specifically to support its high-risk, flawed proposal. Our Board and management have given this proposal objective, exhaustive analysis and concluded that it would put GM’s performance, and our shareholders’ investment, at risk.

We believe a vote for any of Greenlight’s candidates is a vote for its flawed and highly risky idea that reduces the flexibility we need to take further action to unlock value and would not address the industry-wide issues affecting our valuation.

General Motors Co. (NYSE: GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world’s largest and fastest-growing automotive markets. GM, its subsidiaries and joint venture entities sell vehicles under the Chevrolet, Cadillac, Baojun, Buick, GMC, Holden, Jiefang, Opel, Vauxhall and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

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CONTACT:

David Barnas

Group Manager, Financial Communications

248-918-8946

david.barnas@gm.com

Forward Looking Statements: This document may include forward-looking statements. These statements are based on current expectations about possible future events and thus are inherently uncertain. Our actual results may differ materially from forward-looking statements due to a variety of factors, including: (1) our ability to deliver new products, services and experiences that attract new, and are desired by existing, customers and to effectively compete in autonomous, ride-sharing and transportation as a service; (2) sales of full-size pick-up trucks and SUVs, which may be affected by increases in the price of oil; (3) the volatility of global sales and operations; (4) aggressive competition, including the impact of new market entrants; (5) changes in, or the introduction of novel interpretations of, laws, regulations or policies particularly those relating to free trade agreements, tax rates and vehicle safety and any government actions that may affect the production, licensing, distribution, pricing, or selling of our products; (6) our joint ventures, which we cannot operate solely for our benefit and over which we may have limited control; (7) compliance with laws and regulations applicable to our industry, including those regarding fuel economy and emissions; (8) costs and risks associated with litigation and government investigations; (9) compliance with the terms of the Deferred Prosecution Agreement; (10) our ability to maintain quality control over our vehicles and avoid recalls and the cost and effect on our reputation and products; (11) the ability of suppliers to deliver parts, systems and components without disruption and on schedule; (12) our dependence on our manufacturing facilities; (13) our ability to realize production efficiencies and cost reductions; (14) our ability to successfully restructure operations in various countries; (15) our ability to manage risks related to security breaches and other disruptions to vehicles, information technology networks and systems; (16) our ability to develop captive financing capability through GM Financial; (17) significant increases in pension expense or projected pension contributions; (18) significant changes in the economic, political, and regulatory environment, market conditions, and foreign currency exchange rates; and (19) uncertainties associated with the consummation of the sale of Opel/Vauxhall to the PSA Group, including satisfaction of the closing conditions. A further list and description of these risks, uncertainties and other factors can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and our subsequent filings with the Securities and Exchange Commission. GM cautions readers not to place undue reliance on forward-looking statements. GM undertakes no obligation to update publicly or otherwise revise any forward-looking statements.

Important Additional Information Regarding Proxy Solicitation: General Motors Company (“GM”) has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for GM’s 2017 Annual Meeting. GM, its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of GM’s directors and executive officers and their respective interests in GM by security holdings or otherwise is set forth in the definitive proxy statement. Details concerning the nominees of GM’s Board of Directors for election at the 2017 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the definitive proxy statement and other relevant documents filed by GM free of charge from the SEC’s website, www.sec.gov. GM’s shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed by GM by directing a request by mail to GM Shareholder Relations at General Motors Company, Mail Code 482-C23-D24, 300 Renaissance Center, Detroit, Michigan 48265 or by email to

shareholder.relations@gm.com, by calling GM’s proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-825-8964, or from the investors section of GM’s website, http://www.gm.com/investors.